             EXHIBIT 11.1  Statement Regarding Computation of Per Share Earnings


Net Income Per Share

    Net income per share is computed using the weighted average number of common and dilutive shares outstanding during the period. A reconciliation of the numerators and denominators of the basic and diluted per-share computations follows in thousands, except per share data:

                                                          YEAR ENDED MARCH 31,
                                                     ------------------------------
                                                       2000       2001       2002
                                                     --------   --------   --------
Basic
  Numerator:
     Net income ..................................   $ 20,703   $ 21,674   $115,731
                                                     ========   ========   ========

  Denominator:
     Weighted average common stock
       outstanding ...............................     49,520     58,290     84,432
                                                     ========   ========   ========
       Net income per share ......................   $   0.42   $   0.37   $   1.37
                                                     ========   ========   ========

Diluted
  Numerator:
     Net income ..................................   $ 20,703   $ 21,674   $115,731
                                                     ========   ========   ========

  Denominator:
     Weighted average common stock
       outstanding ...............................     49,520     58,290     84,432
  Other Dilutive Securities:
     Preferred stock .............................         --      7,500         --
     Options and warrants using the treasury
       stock method ..............................      5,954      6,588     13,906
                                                     --------   --------   --------
     Weighted average shares outstanding .........     55,474     72,378     98,338
                                                     ========   ========   ========
          Net income per share ...................   $   0.37   $   0.30   $   1.18
                                                     ========   ========   ========